UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2019

NAMI CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-187007	61-1693116
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit M2-3, Level M2, The Vertical Podium, Avenue 3, Bangsar South City, No 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia
(Address of Principal Executive Offices)

+603 – 2242 4913
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

On September 6, 2019, we acquired certain mining agreement with Wan Ismail bin Wan Ahmad. Our company is filing this Form 8-K/A to amend and update the description of that agreement as contained in our current report on Form 8-K filed on September 25, 2019.

This amended report does not reflect events occurring after the filing of the September 25, 2019.

Item 1.01 Entry into a Material Definitive Agreement.

Entry into River Sand Mining Agreement

On September 6, 2019, SBS Mining Corp. Malaysia Sdn. Bhd. (“SBS”), a wholly owned subsidiary of NAMI Corp. (the “Group”), entered into a mining agreement with Wan Ismail bin Wan Ahmad (the “Donor”) pursuant to which the Donor granted to SBS the sole and exclusive rights to mine for river sand and other materials from a 1.9040 hectare (4.7 acre) plot of land located at Kampung Tiram, district of Kuala Kuantan, Kuantan, Malaysia (the “Concession”) for which the Donor had received a lease license from the State Government of Pahang. SBS shall pay the Donor a fixed monthly rate for the sole and exclusive rights to mine the Concession.

With the grant of the sole and exclusive rights of the aforementioned mining Concession for river sand, the Group expands its current business portfolio to river sand mining and trading. Meanwhile, the Group plans to continue acquiring strategic mining concessions to enhance its river sand mining division.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAMI CORP.

Date: September 30, 2019	By:	/s/ MW Jason Chan
MW Jason Chan
Chief Financial Officer – Operations

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